UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 21, 2015

AXT, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24085	94-3031310
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4281 Technology Drive
Fremont, California 94538
(Address of principal executive offices, including zip code)

(510) 683-5900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Board of Directors of AXT, Inc. (the “Company”) adopted the 2015 Equity Incentive Plan (the “2015 Plan”) on April 2, 2015, subject to approval from the Company’s stockholders at the Annual Meeting of Stockholders (the “Annual Meeting”) held on May 21, 2015.  The stockholders of the Company approved the 2015 Plan at the Annual Meeting.
A brief summary of the 2015 Plan was included as part of Proposal 3 in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 8, 2015, as amended on April 17, 2015 (the “Proxy Statement”). The summary of the 2015 Plan contained in the Proxy Statement is qualified by and subject to the full text of the 2015 Plan, which was filed as Appendix A to the Proxy Statement and is incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on May 21, 2015.  The matters voted upon at the Annual Meeting and the results of such voting are set forth below:

Proposal 1: Election of one (1) Class II director to hold office for a three-year term and until his successor is elected and qualified:
Name of Director	For	%	Against	%	Withheld	%	Broker Non-Votes
Jesse Chen	14,992,201	87.5	0	0	2,136,017	12.5	8,767,370

Mr. Jesse Chen was duly elected as the Class II director.
Proposal 2: Advisory vote on executive compensation:
For	Against	Abstain	Broker Non-Votes
15,534,777	1,087,451	505,990	8,767,370

The compensation of the Company’s named executive officers, as disclosed in the Proxy Statement, was approved on an advisory basis.

Proposal 3: Approval of the 2015 Plan:
For	Against	Abstain
15,833,071	1,270,228	24,919

The 2015 Plan was approved.

Proposal 4: Ratification of the appointment of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015:
For	Against	Abstain
25,040,246	853,342	2,000
The appointment of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXT, Inc.

By:	/s/ Gary L. Fischer
Gary L. Fischer Chief Financial Officer and Corporate Secretary

Date:  May 22, 2015